Pentair, Inc. 5500 Wayzata Blvd., Suite 800 Golden Valley, MN 55416 763 545 1730 Tel 763 656 5400 Fax	EXHIBIT 99.1

News Release
Pentair Announces Record Second Quarter Sales and Operating Income

•	Reports record second quarter sales of $923 million, up 7 percent versus the second quarter 2006

•	Delivers second quarter earnings per share of $0.62

•	Generates strong free cash flow of $145 million in the second quarter and $69 million for the first half of 2007, up $42 million year-to-date versus the first half of 2006

•	Announces full year earnings per diluted share guidance range of $2.00 to $2.05
GOLDEN VALLEY, Minn. — July 24, 2007 — Pentair, Inc. (NYSE: PNR) today announced second quarter 2007 earnings per share (EPS) from continuing operations of $0.62, down 7 percent on a reported basis as compared with the year-earlier period. Last year’s second quarter earnings per share of $0.67 included $0.08 of one-time tax benefits.
Total sales increased 7 percent to a record $923 million as compared with $862 million in the second quarter of 2006. The company delivered record operating income for the second quarter of $115 million versus $108 million in the year-earlier quarter. Overall, operating margins declined 10 basis points as a 260 net basis point improvement from productivity, volume, mix and pricing actions could not offset the impact of key commodity inflation. Pentair generated free cash flow of $145 million for the quarter, driven primarily by higher cash provided from working capital. For the first half of the year, the company generated $69 million, reflecting a $42 million improvement as compared with the first half of 2006.
“We delivered a strong second quarter. Organic sales were up 3 percent, and 2 percent excluding the impact of foreign exchange. While some of our end markets were turbulent, as expected, we exceeded our earnings per share guidance by capitalizing on several opportunities for growth,” Hogan said. “The strength of our diversity in end markets was evidenced in the quarter as we countered the softness of the North American residential markets with sales growth in our municipal and commercials markets,” Hogan said.
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Second Quarter Business Highlights
The Water Group delivered $665 million in sales or 10 percent year-over-year sales growth. Organic sales were up 5 percent, and up 4 percent excluding foreign exchange. Acquisitions contributed 5 points of growth. Organic sales in the North American Pool and Filtration markets were relatively flat, reflecting the continuing softness of the North American residential housing market. Europe and Asia operations drove double-digit sales growth.
•	Sales in Asia-Pacific grew 34 percent, driven in part by a strong rebound in the Australian market and continued penetration in China.

•	Sales in Europe grew 42 percent or 13 percent excluding the Jung Pump acquisition. Sales growth outpaced the economy with strength in the industrial and food service markets offset somewhat by softness in residential water treatment.

•	Overall, North American pump sales were up 9 percent as compared with the second quarter of 2006. The company drove sales growth in the commercial, industrial and municipal pump markets and saw continued weakness in residential pump markets. The overall sales improvement reflects higher-than-expected municipal sales, as some project-based product shipments moved from the third quarter into the second to meet a customer request. Excluding this order, overall Pump sales would have declined about 1 percent.

•	Sales in North American Filtration markets were up 7 percent, driven by the Porous Media acquisition. Organic sales were down 1 percent as increases in our commercial and industrial markets and continued momentum in food service did not offset declines in residential tanks.

•	Sales in North American Pool and Spa markets were essentially flat in a down market. New products, new customers and price increases helped offset the market declines.
The Water Group’s second quarter operating income totaled $91 million, up 8 percent as compared to $84 million in the same period in 2006. Operating margins of 13.7 percent were 20 basis points below the year-earlier period, even with 10 basis points of productivity improvement net of key strategic investments. These improvements did not offset the decline in volume in the North American residential markets and some material cost inflation.
Technical Products delivered second quarter 2007 sales of $257 million, flat as compared to the year-earlier period. Sales were down approximately 1 percent organically and 2 percent excluding the positive impact of foreign exchange. Solid sales in the electrical markets and strong sales in international regions did not offset the declines associated with the consolidation and contraction of the telecommunications and the global electronics markets.
•	In North America, second quarter sales growth in the electrical markets was up approximately 6 percent driven by market share gains year-over-year in the industrial, commercial and networking market segments. New products contributed significantly to this growth, especially in the networking and data-communications segments.

•	Technical Products global electronic sales were down approximately 6 percent. In North America, electronic sales declines of approximately 27% masked significant progress in Asia, which delivered 60 percent year-over-year electronic sales growth.
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Second quarter operating income for Technical Products totaled $36 million as compared to $40 million in the same quarter last year. Operating margins of 14.1 percent were 140 basis points lower year-over-year, driven by the strong performance of Hoffman Enclosures and planned price increases but offset by the declines in Electronics volume.
Outlook
“Based on our solid first half of 2007, we are announcing third quarter EPS guidance in the range of $0.48 to $0.51, and a full-year EPS guidance range of $2.00 to $2.05,” Hogan said. “Looking ahead, we anticipate ongoing uncertainty in the North American residential market, which impacts our Water business, and we anticipate a modest recovery in the telecommunications markets we serve.
“We continue to drive sales growth in the commercial, industrial and municipal markets, the electrical technical products markets, and internationally. We expect this growth, coupled with lean disciplines driven through Pentair’s Integrated Management System, to offset the market challenges we face. We remain on track to achieve our 2007 margin targets, and to achieving free cash flow greater than 100 percent conversion of net income,” Hogan added.
Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the Company’s performance and guidance on a two-way conference call with investors at 12:00 p.m. Eastern today. Reconciliation of any non-GAAP financial measures are set forth in the attachments of this second quarter 2007 earnings release and in the second quarter 2007 earning release conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The web cast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as continued economic growth, including: the strength of housing and related markets; the ability to integrate acquisitions successfully and the risk that expected synergies may not be fully realized or may take longer to realize than expected; the ability to successfully limit any judgment arising out of the Horizon litigation; foreign currency effects; retail and industrial demand; product introductions; and, pricing and other competitive pressures. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
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About Pentair, Inc.
Pentair (www.pentair.com) is a diversified operating company headquartered in Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that house and protect sensitive electronics and electrical components. With 2006 revenues of $3.15 billion, Pentair employs approximately 15,000 people worldwide.
Pentair Contacts:

Todd Gleason	Rachael Jarosh
Vice President, Investor Relations	Director, Communications
Tel.: (763) 656-5570	Tel.: (763) 656-5280
E-mail: todd.gleason@pentair.com	E-mail: rachael.jarosh@pentair.com
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Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
	June 30	July 1	June 30	July 1
In thousands, except per-share data	2007	2006	2007	2006

Net sales	$922,645	$862,022	$1,730,640	$1,633,411
Cost of goods sold	639,200	599,333	1,209,792	1,148,214

Gross profit	283,445	262,689	520,848	485,197
% of net sales	30.7%	30.4%	30.1%	29.7%

Selling, general and administrative	153,792	139,831	296,092	268,920
% of net sales	16.7%	16.2%	17.1%	16.5%

Research and development	14,808	14,883	29,758	29,746
% of net sales	1.6%	1.7%	1.7%	1.8%

Operating income	114,845	107,975	194,998	186,531
% of net sales	12.4%	12.5%	11.3%	11.4%
Net interest expense	18,885	12,553	34,005	25,837
% of net sales	2.0%	1.4%	2.0%	1.6%

Income from continuing operations before income taxes	95,960	95,422	160,993	160,694
% of net sales	10.4%	11.1%	9.3%	9.8%
Provision for income taxes	33,959	26,789	56,862	48,990
Effective tax rate	35.4%	28.1%	35.3%	30.5%

Income from continuing operations	62,001	68,633	104,131	111,704

Gain (loss) on disposal of discontinued operations, net of tax	64	—	207	(1,451)

Net income	$62,065	$68,633	$104,338	$110,253

Earnings (loss) per common share
Basic
Continuing operations	$0.63	$0.68	$1.05	$1.11
Discontinued operations	—	—	—	(0.01)

Basic earnings per common share	$0.63	$0.68	$1.05	$1.10

Diluted
Continuing operations	$0.62	$0.67	$1.04	$1.09
Discontinued operations	—	—	—	(0.01)

Diluted earnings per common share	$0.62	$0.67	$1.04	$1.08

Weighted average common shares outstanding
Basic	98,874	100,509	98,915	100,498
Diluted	100,371	102,429	100,294	102,457

Cash dividends declared per common share	$0.15	$0.14	$0.30	$0.28
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Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30	December 31	July 1
In thousands	2007	2006	2006

Assets
Current assets
Cash and cash equivalents	$52,016	$54,820	$48,331
Accounts and notes receivable, net	533,144	422,134	502,982
Inventories	416,008	398,857	380,219
Deferred tax assets	52,642	50,578	45,922
Prepaid expenses and other current assets	42,453	31,239	27,659

Total current assets	1,096,263	957,628	1,005,113

Property, plant and equipment, net	354,322	330,372	312,146

Other assets
Goodwill	1,941,014	1,718,771	1,729,179
Intangibles, net	503,823	287,011	263,600
Other	77,822	71,197	80,167

Total other assets	2,522,659	2,076,979	2,072,946

Total assets	$3,973,244	$3,364,979	$3,390,205

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$10,202	$14,563	$4,869
Current maturities of long-term debt	4,622	7,625	6,970
Accounts payable	219,151	206,286	224,237
Employee compensation and benefits	96,651	88,882	83,071
Current pension and post-retirement benefits	7,918	7,918	—
Accrued product claims and warranties	48,867	44,093	41,346
Income taxes	20,459	22,493	22,533
Accrued rebates and sales incentives	42,185	39,419	35,723
Other current liabilities	94,873	90,003	83,937

Total current liabilities	544,928	521,282	502,686

Other liabilities
Long-term debt	1,173,527	721,873	801,898
Pension and other retirement compensation	218,420	207,676	164,480
Post-retirement medical and other benefits	46,806	47,842	73,723
Long-term income taxes payable	14,705	—	—
Deferred tax liabilities	112,615	109,781	125,418
Other non-current liabilities	87,949	86,526	79,838

Total liabilities	2,198,950	1,694,980	1,748,043

Shareholders’ equity	1,774,294	1,669,999	1,642,162

Total liabilities and shareholders’ equity	$3,973,244	$3,364,979	$3,390,205

Days sales in accounts receivable (13 month moving average)	54	54	54
Days inventory on hand (13 month moving average)	78	76	71
Days in accounts payable (13 month moving average)	55	56	56
Debt/total capital	40.1%	30.8%	33.1%
NOTE: The Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB No. 109 (“FIN 48”) on January 1, 2007. As a result of adoption of FIN 48, the Company recorded an adjustment to retained earnings of $2.9 million in the first quarter of 2007. Additionally, the Company has added the line “Long-term income taxes payable” to the Company’s Condensed Consolidated Balance Sheets to report its total long-term liability for unrecognized tax benefits.
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Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
	June 30	July 1
In thousands	2007	2006

Operating activities
Net income	$104,338	$110,253
Adjustments to reconcile net income to net cash provided by operating activities
(Gain) loss on disposal of discontinued operations	(207)	1,451
Depreciation	30,185	30,386
Amortization	12,972	9,476
Deferred income taxes	(6,476)	181
Stock compensation	12,626	12,484
Excess tax benefits from stock-based compensation	(2,213)	(2,605)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(86,949)	(74,193)
Inventories	2,673	(28,032)
Prepaid expenses and other current assets	(3,542)	(2,809)
Accounts payable	15,065	12,382
Employee compensation and benefits	(4,982)	(16,832)
Accrued product claims and warranties	4,561	(1,793)
Income taxes	5,477	6,443
Other current liabilities	3,192	(19,933)
Pension and post-retirement benefits	7,730	8,722
Other assets and liabilities	3,466	1,565

Net cash provided by continuing operations	97,916	47,146
Net cash provided by operating activities of discontinued operations	—	48

Net cash provided by operating activities	97,916	47,194

Investing activities
Capital expenditures	(30,068)	(20,217)
Proceeds from sale of property and equipment	1,536	221
Acquisitions, net of cash acquired	(482,885)	(19,694)
Divestitures	—	(24,007)
Other	(779)	(4,273)

Net cash used for investing activities	(512,196)	(67,970)

Financing activities
Net short-term borrowings	(4,708)	4,763
Proceeds from long-term debt	1,121,402	414,233
Repayment of long-term debt	(673,341)	(358,141)
Debt issuance costs	(1,782)	—
Excess tax benefits from stock-based compensation	2,213	2,605
Proceeds from exercise of stock options	4,922	2,939
Repurchases of common stock	(9,280)	(18,330)
Dividends paid	(29,991)	(28,458)

Net cash provided by financing activities	409,435	19,611

Effect of exchange rate changes on cash and cash equivalents	2,041	996

Change in cash and cash equivalents	(2,804)	(169)
Cash and cash equivalents, beginning of period	54,820	48,500

Cash and cash equivalents, end of period	$52,016	$48,331

Free cash flow
Net cash provided by operating activities	$97,916	$47,194
Less capital expenditures	(30,068)	(20,217)
Proceeds from sale of property and equipment	1,536	221

Free cash flow	$69,384	$27,198

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Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Six Months	First Qtr	Second Qtr	Six Months
In thousands	2007	2007	2007	2006	2006	2006

Net sales to external customers
Water	$555,412	$665,495	$1,220,907	$517,169	$605,516	$1,122,685
Technical Products	252,583	257,150	509,733	254,220	256,506	510,726

Consolidated	$807,995	$922,645	$1,730,640	$771,389	$862,022	$1,633,411

Intersegment sales
Water	$214	$46	$260	$50	$55	$105
Technical Products	896	1,689	2,585	889	1,312	2,201
Other	(1,110)	(1,735)	(2,845)	(939)	(1,367)	(2,306)

Consolidated	$—	$—	$—	$—	$—	$—

Operating income (loss)
Water	$60,879	$90,978	$151,857	$55,587	$84,191	$139,778
Technical Products	31,631	36,140	67,771	37,704	39,678	77,382
Other	(12,357)	(12,273)	(24,630)	(14,735)	(15,894)	(30,629)

Consolidated	$80,153	$114,845	$194,998	$78,556	$107,975	$186,531

Operating income as a percent of net sales
Water	11.0%	13.7%	12.4%	10.8%	13.9%	12.5%
Technical Products	12.5%	14.1%	13.3%	14.8%	15.5%	15.2%
Consolidated	9.9%	12.4%	11.3%	10.2%	12.5%	11.4%
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